                        Subsidiaries of the Registrant

NAME                                         JURISDICTION OF INCORPORATION
-----                                        ------------------------------
Channel Financial Services, Inc.             Delaware
Merisel Americas, Inc.                       Delaware
Merisel Asia, Inc.                           Delaware
Merisel Canada Inc.                          Canada
Merisel Capital Funding, Inc.                Delaware
Merisel CCR, Inc.                            California
Merisel Open Computing Alliance, Inc.        Delaware
Merisel Properties, Inc.                     Delaware
Softsel Foreign Sales Corporation            U.S. Virgin Islands